POWER OF ATTORNEY

     We, the undersigned Directors of Laclede Gas Company, hereby severally constitute and appoint R. C. Jaudes, G. T. McNeive, Jr., D. L. Godiner and each of them severally, with power of substitution, our true and lawful attorneys orattorney, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission, a Registration Statement on Form S-8, and any and all amendments and post-effective amendments thereto, with all exhibits thereto and other documents in connection therewith for the Missouri Natural Gas Division of Laclede Gas Company Dual Savings Plan.

IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on October 26, 1995.


                 Signature                  Title
                 ---------                  -----
           /s/A. B. Craig, III              Director
           --------------------
              A. B. Craig, III

           /s/H. Givens, Jr.                Director
           --------------------
              H. Givens, Jr.

           /s/C. R. Holman                  Director
           --------------------
              C. R. Holman

           /s/R. C. Jaudes                  Chairman of the Board, President
           --------------------             and Chief Executive Officer
              R. C. Jaudes

           /s/M. A. Krey                    Director
           --------------------
              M. A. Krey

           /s/W. E. Nasser                  Director
           --------------------
              W. E. Nasser

           /s/B. F. Schenk                  Director
           --------------------
              B. F. Schenk

           /s/R. P. Stupp                   Director
           --------------------
              R. P. Stupp

           /s/H. E. Trusheim                Director
           --------------------
              H. E Trusheim